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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated February 28, 1997 (which report contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of the Company to continue as a going concern) relating to the financial statements of InnoPet Brands Corp. appearing in such Registration Statement.




                                                  RACHLIN COHEN & HOLTZ

Fort Lauderdale, Florida
September 30, 1997